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                                                                 Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT
                             AND REPORT ON SCHEDULE


The Board of Directors
Moog Inc.:

The audits referred to in our report dated November 10, 1997, included the related financial statement schedule as of September 27, 1997 and for each of the years in the three-year period then ended, included in the registration statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, based on our audits and, with respect to the information included for Moog Controls Limited and Moog GmbH, wholly-owned subsidiaries of the Company, the report of other auditors, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Independent Auditors" in the prospectus.


                                         KPMG Peat Marwick LLP

Buffalo, New York
November 21, 1997